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   DIRECT AND INDIRECT SUBSIDIARIES OF PRESTIGE BRANDS INTERNATIONAL, LLC, THE
                  INTERMEDIATE PARENT OF PRESTIGE BRANDS, INC.

                                                                 NAMES DOING
                                                STATE OF          BUSINESS
                   NAME                       INCORPORATION        UNDER
                   ----                       -------------        -----
Prestige Household Holdings, Inc.            Delaware               None
Prestige Products Holdings, Inc.             Delaware               None
Prestige Personal Care Holdings, Inc.        Delaware               None
Prestige Household Brands, Inc.              Delaware               None
Prestige Brands, Inc.                        Delaware               None
Prestige Personal Care, Inc.                 Delaware               None
The Denorex Company                          Delaware               None
The Comet Products Corporation               Delaware               None
The Spic and Span Company                    Delaware               None
Prestige Acquisition Holdings LLC            Delaware               None
Medtech Holdings, Inc.                       Delaware               None
Medtech Products Inc.                        Delaware               None
Pecos Pharmaceutical, Inc.                   California             None
The Cutex Company                            Delaware               None
Bonita Bay Holdings, Inc.                    Virginia               None
Prestige Brands Holdings, Inc.               Virginia               None
Prestige Brands International, Inc.          Virginia               None
Prestige Brands Financial Corporation        Delaware               None
Prestige Brands (UK) Limited                 England & Wales        None